Exhibit 99.2

THE RUBICON PROJECT, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On November 17, 2014 (the “Acquisition Date”), The Rubicon Project, Inc. (the “Company” or “Rubicon Project”), completed its acquisition of iSocket, Inc. (“iSocket”).

The unaudited pro forma condensed combined statements of operations combine the historical results of operations of the Company and the historical operating results of iSocket for the year ended December 31, 2013 and for the nine month period ended September 30, 2014 as if the acquisition had occurred as of January 1, 2013. The unaudited pro forma condensed combined balance sheet combine the balance sheets of the Company and iSocket as of September 30, 2014 as if the acquisition had occurred on that date.

The pro forma financial information should be read in conjunction with the separate financial statements and related notes thereto of the Company contained in its prospectus filed with the Securities and Exchange Commission (“SEC”) on April 2, 2014 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, and its Form 10-Q filed with the SEC on October 31, 2014, and in conjunction with the separate financial statements and related notes thereto of iSocket included as Exhibit 99.1 to this Form 8-K/A.

The pro forma financial information has been prepared for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisition been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial information does not reflect potential realization of operating synergies or other costs related to the planned integration nor do they reflect any actions that may be undertaken by management after the acquisition.

  THE RUBICON PROJECT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014
(In thousands)

	Historical
	The Rubicon Project, Inc.	iSocket	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$104,089	$3,158	(2,257)	(B), (H)	$104,990
Accounts receivable, net	99,913	605	—		100,518
Prepaid expenses and other current assets	6,336	75	—		6,411
TOTAL CURRENT ASSETS	210,338	3,838	(2,257)		211,919
Property and equipment, net	14,111	26	—		14,137
Internal use software development costs, net	11,221	—	—		11,221
Goodwill	1,491	—	10,094	(A)	11,585
Intangible assets, net	180	14	12,179	(A)	12,373
Other assets, non-current	1,425	207	—		1,632
TOTAL ASSETS	$238,766	$4,085	$20,016		$262,867
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$127,982	$947	$—		$128,929
Debt and capital lease obligations, current portion	157	184	(184)	(H)	157
Other current liabilities	2,133	28	—		2,161
TOTAL CURRENT LIABILITIES	130,272	1,159	(184)		131,247
Contingent consideration liability	—	—	11,382	(C)	11,382
Other liabilities, non-current	1,674	128	(120)	(E)	1,682
TOTAL LIABILITIES	131,946	1,287	11,078		144,311
Convertible preferred stock	—	17,405	(17,405)	(F)	—
STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock	—	6	(6)	(G)	—
Additional paid-in capital	188,899	482	13,327	(D), (G)	202,708
Accumulated other comprehensive income	62	—	—		62
Accumulated deficit	(82,141)	(15,095)	13,022	(B), (G)	(84,214)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	106,820	(14,607)	26,343		118,556
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)	$238,766	$4,085	$20,016		$262,867

The accompanying notes to unaudited pro forma condensed combined financial statements are an integral part of these statements.

THE RUBICON PROJECT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(In thousands, except per share amounts)

	Historical
	The Rubicon Project, Inc.	iSocket, Inc.	Pro forma Adjustments		Pro forma Combined
Revenue	$83,830	$207	$—		$84,037
Expenses:
Cost of revenue	15,358	97	1,862	(I)	17,317
Sales, technology and administrative expenses	72,352	4,352	1,837	(I), (J)	78,541
Total expenses	87,710	4,449	3,699		95,858
Loss from operations	(3,880)	(4,242)	(3,699)		(11,821)
Other (income) expense:
Interest expense, net	273	107	(107)	(M)	273
Change in fair value of preferred stock warrant liabilities	4,121	(19)	19	(K)	4,121
Foreign exchange loss, net	728	—	—		728
Other (income), net	—	(7)	—		(7)
Total other expense, net	5,122	81	(88)		5,115
Loss before income taxes	(9,002)	(4,323)	(3,611)		(16,936)
Provision for income taxes	247	1	—		248
Net loss	(9,249)	(4,324)	(3,611)		(17,184)
Cumulative preferred stock dividends	(4,244)	—	—		(4,244)
Net loss attributable to common stockholders	$(13,493)	$(4,324)	$(3,611)		$(21,428)
Basic and diluted net loss per share attributable to common stockholders	$(1.17)				$(1.76)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	11,488		716	(L)	12,204

The accompanying notes to unaudited pro forma condensed combined financial statements are an integral part of these statements.

THE RUBICON PROJECT, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2014
(In thousands, except per share amounts)

	Historical
	The Rubicon Project, Inc.	iSocket, Inc.	Pro forma Adjustments		Pro forma Combined
Revenue	$83,463	$165	$—		$83,628
Expenses:
Cost of revenue	14,456	37	1,397	(I)	15,890
Sales, technology and administrative expenses	88,034	5,041	1,375	(I), (J)	94,450
Total expenses	102,490	5,078	2,772		110,340
Loss from operations	(19,027)	(4,913)	(2,772)		(26,712)
Other (income) expense:
Interest expense, net	94	49	(49)	(M)	94
Change in fair value of preferred stock warrant liabilities	732	(3)	3	(K)	732
Foreign exchange loss, net	104	—	—		104
Other (income), net	—	(3)	—		(3)
Total other expense, net	930	43	(46)		927
Loss before income taxes	(19,957)	(4,956)	(2,726)		(27,639)
Provision for income taxes	145	1	—		146
Net loss	(20,102)	(4,957)	(2,726)		(27,785)
Cumulative preferred stock dividends	(1,116)	—	—		(1,116)
Net loss attributable to common stockholders	$(21,218)	$(4,957)	$(2,726)		$(28,901)
Basic and diluted net loss per share attributable to common stockholders	$(0.81)				$(1.08)
Basic and diluted weighted-average shares used to compute net loss per share attributable to common stockholders	26,130		716	(L)	26,846

The accompanying notes to unaudited pro forma condensed combined financial statements are an integral part of these statements.

THE RUBICON PROJECT, INC.
NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
(unaudited)

Note 1—Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements have been prepared to illustrate the financial impact of Rubicon Project's acquisition of iSocket.

The unaudited pro forma condensed combined statements of operations combine the historical results of operations of the Company and the historical operating results of iSocket for the year ended December 31, 2013 and for the nine month period ended September 30, 2014 as if the acquisition had occurred as of January 1, 2013. The unaudited pro forma condensed combined balance sheet combine the balance sheets of the Company and iSocket as of September 30, 2014 as if the acquisition had occurred on that date.

The statements of operations information for the nine months ended September 30, 2014 of Rubicon Project has been derived from the unaudited interim financial statements included in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2014. The statement of operations information for the year ended December 31, 2013 of Rubicon Project has been derived from the audited financial statements included in the Company's prospectus filed with the SEC on April 2, 2014 pursuant to Rule 424(b)(4). The balance sheet and statements of operations information for iSocket has been derived from separate financial statements and related notes thereto of iSocket included as Exhibit 99.1 to this Form 8-K/A.
For the pro forma statement of operations, the separate financial statement line items of sales and marketing, technology and development, and general and administrative expense of Rubicon Project have been presented as a single line item "Sales, technology and administrative expenses."

The Company has accounted for the acquisition of iSocket using the acquisition method of accounting. Accordingly, the Company has allocated the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed at their estimated fair values. The excess of the purchase price over the net tangible and intangible assets is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenues and cash flows, discount rates, and selection of comparable companies. The pro forma adjustments are based on preliminary estimates that management believes are reasonable under the circumstances. Management's purchase price allocation is preliminary and subject to change pending finalization of the valuation, including finalization of tax attributes and forecast assumptions. The actual purchase price allocation will be subject to the completion of the valuation of the assets and liabilities as of the Acquisition Date.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

Note 2—Purchase Consideration and Preliminary Purchase Price Allocation
The following table summarizes the total purchase consideration (in thousands):

840,885 shares of Rubicon Project common stock	$11,200
Fair value of contingent consideration	11,382
Fair value of stock-based awards exchanged	2,609
Total Consideration	$25,191

The 840,885 shares of the Company's stock were valued using the Company's stock price on the Acquisition Date. A portion of the shares (125,116 shares of common stock) was placed in escrow to secure post-closing indemnification obligations of the sellers. Any shares remaining in escrow after satisfaction of any resolved indemnity claims, less any shares withheld to satisfy pending claims, will be released from escrow on February 17, 2016.

The Company is required to issue up to $12.0 million worth of common stock if certain performance milestones are achieved on December 31, 2015 (“contingent consideration”). The number of shares to be issued is based on the average closing price of Rubicon Project’s common stock for the ten consecutive trading days ending on (and including) the last trading day of 2015. The Company determined it was probable that the performance milestones would be achieved and accordingly, the contingent consideration of $12.0 million was discounted to fair value at a discount rate of 4.8%. In accordance with ASC 480, Distinguishing Liabilities from Equity, the contingent consideration has been recorded as a liability in the pro forma condensed combined balance sheet as the contingent consideration is payable in a variable number of shares.

As part of the acquisition, options to purchase common stock of iSocket were exchanged for options to purchase 318,685 shares of Rubicon Project common stock. The fair value of stock options exchanged on the Acquisition Date attributable to preacquisition services of approximately $2.6 million has been recorded as purchase consideration. The fair value of stock options exchanged on the Acquisition Date attributable to post acquisition services of approximately $0.4 million will be recorded as additional stock-based compensation in the Company's statements of operations over their remaining requisite service (vesting) periods.

The following table summarizes the preliminary purchase price allocation of the acquisition purchase price and the tangible and intangible assets acquired and liabilities assumed based on preliminary estimates of their respective fair value as of September 30, 2014 (in thousands):

Cash	$2,974
Accounts receivable	605
Other assets	308
Intangible assets	12,193
Goodwill	10,094
Total assets acquired	26,174
Accounts payable and accrued expenses	947
Other liabilities	36
Total liabilities assumed	983
Total preliminary purchase price	$25,191

The Company believes the amount of goodwill resulting from the purchase price allocation is primarily attributable to expected synergies from assembled workforce, an increase in development capabilities, increased offerings to customers, and enhanced opportunities for growth and innovation. Goodwill is not deductible for tax purposes. Goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if certain indicators of impairment are present. In the event that goodwill has become impaired, the Company will record an expense for the amount impaired during the quarter in which the determination is made.

The following table summarizes the components of the intangible assets and estimated useful lives (in thousands, except for estimated useful life):

		Estimated Useful Life
Technology	$9,310	5 years
Customer relationships	2,880	2.5 years
Trademarks	3	0.5 years
Total intangible assets acquired	$12,193

Note 3—Pro Forma Adjustments
The pro forma combined financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The pro forma adjustments included in the unaudited condensed combined financial information are as follows:

A.	To record the intangible assets acquired in the acquisition and the resulting goodwill, net of existing intangible assets of iSocket.

B.
To record the transaction costs and other related acquisition costs of $2.1 million as a reduction in cash and an increase in accumulated deficit. No such costs were expensed prior to September 30, 2014.

C.	To record the fair value of the contingent consideration liability of $11.4 million.

D.	To record the fair value of $11.2 million for the issuance of 840,885 shares of Rubicon Project's common stock and the fair value of stock-based awards exchanged of $2.6 million.

E.	To eliminate the preferred stock warrant liability of iSocket that was converted to common stock in connection with the acquisition.

F.	To eliminate the convertible preferred stock of iSocket.

G.	To eliminate the stockholders' equity (deficit) of iSocket.

H.	To record the repayment of iSocket debt of $0.2 million due immediately prior to the acquisition date.

I.
To record the incremental amortization of preliminary fair value amounts allocated to intangible assets, net of historical amortization of iSocket, of $3.0 million and $2.3 million for the year ended December 31, 2013 and nine month period ended September 30, 2014, respectively. The intangible assets are amortized on a straight-line basis, which approximates the pattern in which the economic benefits are consumed, over their estimated useful lives. Amortization of developed technology is included in cost of revenues and the amortization of trademarks and customer relationships is recorded in sales, technology and administrative expenses in the accompanying pro forma unaudited condensed combined statement of operations.

J.
To record stock-based compensation expense associated with new stock awards granted in connection with the acquisition of $0.7 million and $0.5 million for the year ended December 31, 2013 and the nine month period ended September 30, 2014, respectively.

K.	To eliminate the change in fair value of the iSocket preferred stock warrant that was converted to common stock in connection with the acquisition.

L.
To reflect the issuance of 840,885 shares of Rubicon Project common stock, net of the 125,116 shares held in escrow to secure post-closing indemnifications, as if they had been issued as of January 1, 2013.

M.	To reverse the historical interest expense related to the change of control debt pay down (see adjustment H).